UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	47-4908760
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

	281-776-7000
	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Asset-Based Revolving Credit Agreement (the “ABL Facility”)

On October 25, 2017, Tailored Brands, Inc. (the “Company”) and The Men’s Wearhouse, Inc., together with certain of the Company’s direct and indirect wholly-owned U.S. subsidiaries and Moores the Suit People Inc., one of the Company’s Canadian indirect wholly-owned subsidiaries, as co-borrowers (collectively, the “Co-Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (the “U.S. ABL Administrative Agent”), JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian administrative agent (the “Canadian ABL Administrative Agent”) and the lenders party thereto (the “ABL Lenders”), entered into Amendment No. 2 to its ABL Facility (“Amendment No. 2”).

Amendment No. 2 amends the ABL Facility dated as of June 18, 2014, among the Company, the Co-Borrowers, the U.S. Administrative Agent, the Canadian Administrative Agent and the Lenders as previously amended by the Joinder Agreement dated as of June 18, 2014, Amendment No. 1 dated as of July 28, 2014, the Joinder Agreement effective as of January 31, 2016, and the Joinder Agreement dated as of June 30, 2016 including:

•                                          increasing the principal amount available under the ABL Facility from $500 million to $550 million;

•                                          extending the maturity date of the ABL Facility from June 18, 2019 to October 25, 2022, subject to a springing maturity provision that would accelerate the maturity of the ABL Facility to 91 days prior to the scheduled maturity date of the Company’s term loan (the “Term Loan”) or its 7.00% senior notes due in 2022 (the “Senior Notes”) if there are any obligations outstanding under the Term Loan or Senior Notes as of that date;

•                                          reducing the interest rate margin ceiling on amounts borrowed under the ABL Facility to now bear interest at either (a) an adjusted LIBOR rate plus a margin of 1.25% to 1.75% per annum, or (b) an alternate base rate plus a margin of 0.25% to 0.75% per annum based on average historical excess availability during the preceding quarter;

•                                          reducing the fee on unused commitments to 0.25%; and

•                                          increasing the maximum amount of dividends payable on the Company’s common stock in any fiscal quarter to $15 million.

Except for the changes described above, the terms and conditions of the ABL Facility remain substantially unchanged.  This description is qualified in its entirety by, Amendment No. 2, which will be included as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending October 28, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On October 26, 2017, the Company issued a press release announcing that it has amended its ABL Facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K.

99.1	Press Release of the Company dated October 26, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2017

TAILORED BRANDS, INC.

	By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer